UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report: June 12, 2008
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-9195 (Commission File Number)	95-3666267 (IRS Employer Identification No.)
10990 Wilshire Boulevard, Los Angeles, California 90024
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On June 12, 2008, KB Home announced that it is calling for the redemption on July 14, 2008 of all of its outstanding 7 3/4% Senior Subordinated Notes due 2010 (the “2010 Notes”). The redemption will be made pursuant to that certain Senior Subordinated Debt Indenture dated as of November 19, 1996, as amended and supplemented by that certain First Supplemental Indenture dated as of December 18, 2003, that certain Second Supplemental Indenture dated as of May 1, 2006, and that certain Third Supplemental Indenture dated as of August 17, 2007, by and among KB Home, the guarantors party thereto and U.S. Bank National Association (successor trustee to SunTrust Bank), and the Officers’ Certificates establishing the terms of the 2010 Notes. The aggregate principal amount of 2010 Notes to be redeemed is $300 million. The 2010 Notes will be redeemed at a price equal to $1,019.38 per $1,000 principal amount, plus all accrued interest to the date of redemption.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release dated June 12, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2008	KB Home
	By:	/s/ William R. Hollinger
William R. Hollinger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 12, 2008